Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Broadway Financial Corporation
Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-17331, 333-102138, 333-163150, 333-218929 and 333-229415) of Broadway Financial Corporation of our report dated May 20, 2021, relating to the consolidated financial statements of CFBanc Corporation and Subsidiaries, which appears in this Form 8-K/A of Broadway Financial Corporation.

/s/ BDO USA, LLP

BDO USA, LLP
Philadelphia, Pennsylvania
June 15, 2021